SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549


                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                         Date of Report:  July 21, 1995



                                LG&E ENERGY CORP.
             (Exact name of registrant as specified in its charter)


                  Kentucky           1-10568          61-1174555
               (State or other     (Commission     (I.R.S. Employer
               jurisdiction of    File Number)    Identification No.)
               incorporation)


                              220 West Main Street
                                 P.O. Box 32030
                              Louisville, KY 40232
                    (Address of principal executive offices)


                                 (502) 627-2000
                         (Registrant's telephone number)

Item 5.  Other Events.

Reference is made to Note 14 of the Notes to Financial Statements under Item 8 of the Company's 1994 Form 10-K, and Part II, Item 1, Legal Proceedings, of the Company's Form 10-Q for the quarter ended March 31, 1995, regarding proceedings before the Kentucky Public Service Commission ("PSC") to determine the proper ratemaking treatment to exclude 25% of the Trimble County electric generating facility from customer rates for the period May 1988 through December 1990. On July 19, 1995, the PSC ordered Louisville Gas and Electric Company ("LG&E"), the regulated utility subsidiary of LG&E Energy Corp., to issue its electric customers a refund of $24 million, plus interest, for a total of $33.8 million, arising from the disallowance of 25% of LG&E's Trimble County plant. The PSC order requires LG&E to submit, within the next 30 days, a proposed refund methodology for PSC approval. LG&E is studying the matter and intends to vigorously contest the decision.

Item 7(c).  Exhibits Filed.

Exhibit
Number               Description

99.01 News Release dated July 19, 1995, announcing the PSC's decision ordering LG&E to issue its electric customers a refund of $24 million, plus interest, for a total of $33.8 million.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LG&E ENERGY CORP.
Registrant

Date:  July 21, 1995                  /s/ John R. McCall
                                      John R. McCall
                                      Executive Vice President, General
                                      Counsel and Corporate Secretary
                                      (On behalf of the registrant)